UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2003

CELLSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-22972	75-2479727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1730 BRIERCROFT COURT, CARROLLTON, TEXAS 75006

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 466-5000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

(a)    Previous Principal Independent Accountants and Auditors.

(i)    On July 31, 2003, KPMG LLP (“KPMG”) resigned as the principal independent accountants and auditors of CellStar Corporation (the “Company”).

(ii)    The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended November 30, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)    The resignation of KPMG was not recommended or approved by the Company’s board of directors nor by any audit or similar committee of the Company’s board of directors.

(iv)    In connection with the audits of the Company’s two most recent fiscal years ended November 30, 2002, and the subsequent interim period through July 31, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused KPMG to make reference to the subject matter of such disagreements in connection with its opinion.

(v)    In connection with the audits of the Company’s two most recent fiscal years ended November 30, 2002 and the subsequent interim period through July 31, 2003, there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG issued a management letter in connection with its audit of the Company’s financial statements for the fiscal year ended November 30, 2001, which identified “material weaknesses” (as defined under standards established by the American Institute of Certified Public Accountants) in the Company’s Mexico operations. These material weaknesses were insufficient documentation of accounting entries and procedures, failure to timely reconcile accounts receivable and accounts payable, inaccurate inventory aging, and lack of information technology controls to minimize the risk of data manipulation. Although there were no material weaknesses in the Company’s internal controls on a consolidated basis for the fiscal year ended November 30, 2002, KPMG, in connection with its audit of the Company’s consolidated financial statements for the fiscal year ended November 30, 2002, identified a material weakness at the Company’s Mexico subsidiary level that relates to the reconciliation of certain manual accounting systems in Mexico.

The audit committee of the Company’s board of directors discussed these material weaknesses with KPMG. KPMG has been authorized by the Company to respond fully to the inquiries of Grant Thornton LLP concerning these reportable events.

(vi)    The Company has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated August 7, 2003, is attached as Exhibit 16.1 to this Form 8-K.

(b)    New Principal Independent Accountants and Auditors.

On August 6, 2003 the Company engaged the public accounting firm of Grant Thornton LLP (“Grant Thornton”) as its principal independent accountants and auditors. Such engagement was approved by the Company’s board of directors and the audit committee thereof on August 6, 2003.

In the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Grant Thornton, neither the Company nor anyone acting on the Company’s behalf has consulted with Grant Thornton regarding either:

(i)    the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the

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Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)    any matter that was either the subject of a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    The following exhibits are filed as part of this report:

Exhibit Number	Description

16.1	Letter from KPMG, dated August 7, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLSTAR CORPORATION

Date: August 7, 2003	By:	/s/ Robert A. Kaiser
Robert A. Kaiser Sr. Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

16.1	Letter from KPMG dated August 7, 2003

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